UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2014

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2014, Glu Mobile Inc. (“Glu”) and Unity Technologies ApS (“Unity”) entered into an amendment, and on December 18, 2014, a second amendment, (together, the “Amendment”) to their existing Software License Agreement (the “Unity License Agreement”) dated October 29, 2012. The Unity License Agreement provides Glu with a license to the Unity game development engine that Glu has used to create many of its mobile games. Pursuant to the Amendment, Glu and Unity agreed to extend the term of the Unity License Agreement (the “Term”) by an additional three years, such that the Term is now scheduled to end on October 28, 2017. Glu also has the right to extend the Term for three additional one year periods thereafter. In addition, the Amendment provides Glu with rights, throughout the Term, to future upgrades to the Unity game development engine and to substantially the same level of support from Unity as received under the original Unity License Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, the Compensation Committee of Glu’s Board of Directors approved the Glu Mobile Inc. 2015 Executive Bonus Plan (the “Bonus Plan”) in which the following Glu executive officers (the “Executive Officers”) are eligible to participate:

•	Niccolo de Masi, Glu’s President and Chief Executive Officer;

•	Eric R. Ludwig, Glu’s Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•	Chris Akhavan, Glu’s President of Publishing; and

•	Scott Leichtner, Glu’s Vice President and General Counsel.

The material terms of the Bonus Plan are as follows:

•	Bonuses are earned and paid on an annual basis, and the Executive Officer must be employed with Glu when the bonus is paid to be eligible to receive a bonus.

•	Target bonus levels are a fixed percentage of the Executive Officer’s annual base salary as of December 31, 2015.

•	For each of the Executive Officers, the total bonus is composed of the following two parts:

•	50% of the bonus is awarded based on Glu achieving the 2015 Annual Non-GAAP Revenues goal; and

•	50% of the bonus is awarded based on Glu achieving the 2015 Adjusted EBITDA goal.

•	The 2015 Annual Non-GAAP Revenues goal and the 2015 Annual Adjusted EBITDA goal will be evaluated independently of each other. No bonuses will be paid with respect to a goal unless Glu achieves such goal at a specified threshold established in Glu’s Board approved 2015 Operating Plan (the “Plan Threshold”). To the extent that Glu achieves a goal at a level equal to the Plan Threshold for such goal, then each Executive Officer will receive a bonus that equals 50% of his target bonus amount for each such goal. Accordingly, if Glu were to achieve both goals at a level equal to the Plan Threshold, then each Executive Officer will receive a bonus that equals 100% of his target bonus.

•	There are additive compensation components that provide for additional payouts on a straight-line basis if Glu exceeds the Plan Threshold for either goal, with the Executive Officers eligible to receive bonuses of up to the maximum target bonus percentages specified in the chart below if Glu significantly exceeds the Plan Thresholds for both goals. In addition, because each goal is evaluated independently of each other, overachievement on one goal cannot compensate for underachievement on the other goal.

The target and maximum bonus amounts for each of the Executive Officers under the Bonus Plan are set forth in the table below:

Executive Officer	2015 Target Percentage	2015 Maximum Percentage	2015 Salary	2015 Target Bonus	2015 Maximum Bonus
Niccolo de Masi	200%	500%	$500,000	$1,000,000	$2,500,000
Eric R. Ludwig	100%	200%	$375,000	$375,000	$750,000
Chris Akhavan	100%	200%	$280,000	$280,000	$560,000
Scott Leichtner	50%	100%	$275,000	$137,500	$275,000

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the actual terms of the Bonus Plan, which is filed as Exhibit 99.01 to this report and is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.01	Glu Mobile Inc. 2015 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: December 19, 2014	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.01	Glu Mobile Inc. 2015 Executive Bonus Plan.